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                                November 2, 2005


Teekay LNG Partners L.P.                                             Exhibit 8.1
Teekay GP L.L.C.
TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas

     RE:   TEEKAY LNG PARTNERS L.P. REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

     We have acted as counsel to Teekay LNG Partners L.P., a Marshall Islands limited partnership (the "Partnership"), and Teekay GP L.L.C., a Marshall Islands limited liability company (the "General Partner"), in connection with the offer and sale of common units representing limited partner interests in the Partnership (the "Offering"). This opinion is being delivered in connection with the Registration Statement on Form F-1 relating to the Offering filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on even date herewith (the "Registration Statement"), to which this opinion appears as an exhibit.

     You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective unitholders. In formulating our opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificate of the Partnership and the General Partner ("Tax Certificate"), (iii) that certain First Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P., dated as of May 10, 2005, entered into by and between the General Partner, as the general partner, and Teekay Shipping Corporation, a Marshall Islands corporation ("TSC"), as the organizational limited partner, together with any other persons who become partners (the "Partnership Agreement"), (iv) that certain letter ruling dated September 20, 2005 received by the Partnership from the Internal Revenue Service (the "Ruling"), and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below, including the existing time charters ("Charters") under which the Partnership currently operates and will operate its vessels, including the three Suezmax tankers that the Partnership will acquire from TSC in connection with the Offering. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     In addition, we have assumed, with your permission, that (i) the Partnership will operate in full compliance with the terms of the Partnership Agreement and the Charters without waiver or breach of any material provision thereof, (ii) the Ruling will not be revoked or modified, and (iii) the statements concerning the Partnership and its operations contained in the Registration Statement, and the representations made by Partnership and the General Partner in the Tax Certificate, are true,


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Teekay LNG Partners L.P.
Teekay GP L.L.C.
November 2, 2005
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correct and complete and will remain true, correct and complete at all relevant times. We have also assumed, with your permission, (iv) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof, and (v) that any representation or statement made in the Tax Certificate with the qualification "to the knowledge of" or "based on the belief of" the Partnership or the General Partner, or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

     Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, we hereby confirm our opinions set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences." Furthermore, based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the discussion in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences" with respect to legal matters or legal conclusions as to which no opinion has been rendered, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States.

     Our opinion herein is based on, as of the date hereof, the applicable provisions of the Internal Revenue Code, Treasury Regulations promulgated or proposed thereunder, the Ruling, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position.

     This opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any subsequent changes of the facts stated or assumed herein, or of any new developments in the application or interpretation of the United States federal income tax laws. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. This opinion addresses only the matters of United States federal income taxation specifically described under the heading "Material U.S. Federal Income Tax Consequences" in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may result from the Offering or any other transaction undertaken in connection with or in contemplation of thereof.

     We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material U.S. Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose


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Teekay LNG Partners L.P.
Teekay GP L.L.C.
November 2, 2005
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consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of "expert" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                                     Very truly yours,


                                                     /s/  Perkins Coie LLP